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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 24, 1999



                                   ElderTrust
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


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

               Maryland                                001-13807                             23-2932973
     ------------------------------            ------------------------           ---------------------------------
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)
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      101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348
      --------------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (610) 925-4200



                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 5.  Other Events.
         ------------

                  On November 24, 1999, ElderTrust announced that it had adopted a new dividend policy. The policy, which is subject to completion of the tentative agreement with German American Capital Corp. to extend the Bank Credit Facility from January 1, 2000 to June 30, 2001, will take effect with the dividend to be declared in January 2000 for the quarter ending December 31, 1999. This new policy reflects the expected decrease in cash available for distribution resulting from the increased interest costs and principal amortization on the Company's new debt obligations. The new dividend policy anticipates the dividend will be $1.20 per year, or $0.30 per quarter, per common share outstanding.


                   On November 24, 1999, the Company also announced that it had successfully completed new mortgage financing of $30 million secured by four existing properties. One of the loans is secured by two properties. The new mortgage debt has a three-year term and a variable interest rate based on one-month LIBOR. Approximately $28 million of the total debt was used to reduce the Company's outstanding Bank Credit Facility to a current balance of approximately $40 million. The remaining funds were used to cover transaction-related expenses and escrow requirements.


                  In addition, the Company announced that it had reinstituted its share buyback program on a limited basis. The Company's Board of Trustees authorized the repurchase of up to $500,000 of the Company's common shares from time to time in open market purchases or privately-negotiated transactions.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)        Exhibits
                    --------

         99.1       Company press release of November 24, 1999


                                       2.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELDERTRUST
                                           ----------
                                           (Registrant)


                                           /s/ D. Lee McCreary, Jr.
                                           -------------------------
                                           D. Lee McCreary, Jr.
                                           President and Chief Executive Officer




Date:  December 7, 1999

                                       3.